Conformis, Inc. Reports Fourth Quarter and Year End 2022 Financial Results

BILLERICA, Mass., March 1, 2023 (GLOBE NEWSWIRE) - Conformis, Inc. (NASDAQ:CFMS) an orthopedic medical device company that features personalized knee and hip replacement products, announced today financial results for the fourth quarter and year ended December 31, 2022.

Fourth Quarter 2022 Summary

•Total revenue of $17.4 million, an increase of 13% year-over-year on a reported basis and 14% on a constant currency basis.
•Product revenue of $14.2 million, a decrease of 7% year-over-year on a reported basis and 6% on a constant currency basis.
•Hip system revenue of $0.6 million, a decrease of 15% year-over-year.
•Cash and cash equivalents of $48.7 million as of December 31, 2022.
•First procedure performed using the new Actera™ Hip System.
•Entered into a settlement and licensing agreement with Medacta to grant a non-exclusive, non-transferable royalty-free license.

Year End 2022 Summary

•Total revenue of $62.1 million, a decrease of 38% year-over-year on a reported and 37% on a constant currency basis, reflecting the non-recurring license payments received in 2021.
•Product revenue of $57.8 million, a decrease of 1% year-over-year on a reported basis and flat year-over-year on a constant currency basis.
•Hip system revenue of $2.7 million, a decrease of 10% year-over-year.
•Launched the new Image-to-Implant® Platinum Services℠ Program, a premier service offering for the U.S. market, on January 6, 2022.
•Received over 500 Platinum Services℠ Program (PSP) orders through December 31, 2022.
•New agreement signed with Vizient, Inc. for personalized orthopedic implants.

	Three Months Ended December 31,		Increase/(decrease)
($, in thousands)	2022	2021	$ Change	% Change	% Change
				(as reported)	(constant currency)
United States	$12,360	$13,556	$(1,196)	(9)%	(9)%
Rest of world	1,797	1,722	75	4%	19%
Product revenue	14,157	15,278	(1,121)	(7)%	(6)%
Royalty and licensing revenue	3,263	146	3,117	2,135%	2,135%
Total revenue	$17,420	$15,424	$1,996	13%	14%

Fourth Quarter 2022 Highlights

Revenue
•Decrease in product revenue year-over-year was primarily due to declines in orders from U.S. hospitals offset by increases in orders from Ambulatory Surgery Centers (ASCs).
•Royalty and licensing revenue increased year-over-year as a result of the settlement and licensing agreement that was resolved in the fourth quarter.

Gross Margin
•Product gross profit margin was 37.6% in the fourth quarter of 2022, compared to 38.0% in the same period last year. The product gross margin rate decreased year-over-year primarily due to higher inventory reserves.
•Total gross profit increased $1.2 million to $7.2 million, or 41.1% of revenue, in the fourth quarter of 2022, compared to $5.9 million, or 38.6% of revenue, in the fourth quarter of 2021. The increase in the total gross margin rate year-over-year was driven primarily by licensing revenue recognized under the settlement and licensing agreement that was resolved in the fourth quarter.

Operating Expenses
•Total operating expenses of $14.0 million decreased $5.4 million, a 28% reduction year-over-year, driven by cost management efforts, lower freight costs, and non-recurring adjustments to stock compensation and accrued litigation expense.
•Sales and marketing expenses decreased $0.5 million primarily due to lower marketing and tradeshow expenses, commissions expense, and travel and entertainment costs.
•Research and development expenses decreased $0.8 million primarily driven by lower personnel and revenue share expense.
•General and administrative expenses decreased $4.0 million primarily driven by lower freight costs, stock compensation expense, legal expense, insurance expense, and professional fees related to the ongoing protection of intellectual property.

Net Loss
•Net loss was $3.7 million, or $0.51 per basic and diluted share, in the fourth quarter of 2022, compared to a net loss of $16.0 million, or $2.23 per basic and diluted share, in the same period last year.
•Foreign currency exchange transaction income was $3.7 million in the fourth quarter of 2022, compared to foreign currency exchange transaction loss of $0.9 million in the same period last year.
•Interest expense was $0.6 million in the fourth quarter of 2022, compared to $1.7 million in the same period last year. The difference was mainly due to costs associated with the refinancing of our debt in 2021.
•Weighted average basic and diluted shares outstanding of 7.2 million for each of the fourth quarters of 2022 and 2021. All share and per share information has been retroactively adjusted to give effect to the reverse stock split for all periods presented.

Capital Structure and Liquidity
•Cash and cash equivalents totaled $48.7 million as of December 31, 2022, compared to $59.6 million as of September 30, 2022.

	Twelve Months Ended December 31,		Increase/(decrease)
($, in thousands)	2022	2021	$ Change	% Change	% Change
				(as reported)	(constant currency)
United States	$50,527	$50,990	$(463)	(1)%	(1)%
Rest of world	7,298	7,328	(30)	—%	10%
Product revenue	57,825	58,318	(493)	(1)%	—%
Royalty and licensing revenue	4,225	41,542	(37,317)	(90)%	(90)%
Total revenue	$62,050	$99,860	$(37,810)	(38)%	(37)%

Fiscal Year 2022 Financial Results

Revenue
•Decrease in product revenue year-over-year was primarily due to declines in orders from U.S. hospitals offset by increases in orders from ASCs.
•Royalty and licensing revenue decreased year-over-year as a result of $41.0 million of royalty and licensing revenue recognized in the prior year related to non-recurring patent license settlement and development agreements.

Gross Margin
•Product gross margin was 35.3% in 2022, compared to 41.4% in 2021. The product gross margin rate decreased year-over-year primarily as a result of higher labor and material costs, operational inefficiencies as part of the transition to our new business model, and higher inventory reserves and cancelled case inventory expense.
•Total gross profit decreased $42.5 million to $23.2 million, or 37.4% of revenue, in 2022, compared to $65.7 million, or 65.8% of revenue, in 2021. The decline in total gross profit and the total gross margin rate year-over-year was driven primarily by the $41.0 million of non-recurring royalty and license revenue recognized in 2021.

Operating Expenses
•Total operating expenses of $69.5 million, an increase of 1% year-over-year.
•Sales and marketing expenses increased $0.4 million, primarily due to higher marketing, tradeshow, and commissions expense.
•Research and development expenses increased $0.5 million primarily driven by higher professional and outside service costs.
•General and administrative expenses decreased $0.2 million primarily driven by lower legal and litigation expense and insurance costs, partially offset by higher freight costs and professional service fees.

Net Loss
•Net loss was $50.5 million, or $6.99 per basic and diluted share, in 2022, compared to a net loss of $2.4 million, or $0.36 per basic and diluted share, in the same period last year.
•Foreign currency exchange transaction loss was $2.3 million in 2022, compared to foreign currency exchange transaction loss of $3.2 million in the same period last year.

•Interest expense was $2.0 million in 2022, compared to $3.5 million in the same period last year. The difference was mainly due to costs associated with the refinancing of our debt in 2021.
•Weighted average basic and diluted shares outstanding of 7.2 million in 2022, compared to 6.7 million for the same period last year. All share and per share information has been retroactively adjusted to give effect to the reverse stock split for all periods presented.

Capital Structure and Liquidity
•Cash and cash equivalents totaled $48.7 million as of December 31, 2022, compared to $100.6 million as of December 31, 2021.

Outlook
•We expect our first quarter product revenue to be in the range of $12 million to $13 million.
•This range reflects the disruption related to the transition to our new business model and continued manufacturing and supply chain challenges.

Note on Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides certain information regarding the Company's financial results or projected financial results on a non-GAAP "constant currency basis." This information estimates the impact of changes in foreign currency rates on the translation of the Company's current or projected future period financial results as compared to the applicable comparable period. This impact is derived by taking the adjusted current or projected local currency results and translating them into U.S. dollars based upon the foreign currency exchange rates for the applicable comparable period. It does not include any other effect of changes in foreign currency rates on the Company's results or business. Non-GAAP information is not a substitute for, and is not superior to, information presented on a GAAP basis. Company management uses these non-GAAP measures internally to measure operational performance.

Conference Call and Webcast – March 1, 2023 – 4:30 pm ET

As previously announced, Mark Augusti, CEO, and Bob Howe, CFO, will host a webcast and conference call, Wednesday, March 1, 2023, at 4:30 p.m. Eastern Time to discuss this business update.

The webcast of the earnings call will be live at: https://edge.media-server.com/mmc/p/twc4xojo

To attend by telephone, please use the information below for dial-in access.
•Date and Time: March 1, 2023 – 4:30 p.m. Eastern Time
•Please register for the call. You can register any time.
•Link to register: https://register.vevent.com/register/BI0abf2911371b42e6bf96a34cd8044eda
•Registration in advance is encouraged. You can then choose to be provided with the dial-in and PIN or to use the new “Call Me” feature.

The webcast will be live at: https://edge.media-server.com/mmc/p/twc4xojo
To attend by telephone, please use the information below for dial-in access.
•When prompted on dial-in, please utilize conference ID: 9056628
•Participant conference numbers:(877)809-6331 (U.S./Canada) and (615) 247- 0224 (International).
•Please dial in at least 10 minutes before the call to ensure timely participation.

The online archive of the webcast will be available on the company’s website at ir.conformis.com for 30 days.

About Conformis, Inc.

Conformis is a medical technology company focused on advancing orthopedic patient care and creating a world without joint pain. Its product portfolio is designed to maximize surgeon and patient choice by offering fully personalized solutions through its Image-to-Implant® Platinum Services℠ Program as well as data-informed, standardized solutions that combine many benefits of personalization with the convenience and flexibility of an off-the-shelf system. Conformis’ sterile, just-in-time, Surgery-in-a-Box™ delivery system is available with all of its implants and personalized, single-use instruments. Conformis owns or exclusively in-licenses issued patents and pending patent applications that cover personalized implants and patient-specific instrumentation for all major joints.

For more information, visit www.conformis.com. To receive future releases in e-mail alerts, sign up at ir.conformis.com.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this press release about our future expectations, plans and prospects, the anticipated timing of our product launches, and our financial position and results, total revenue, product revenue, gross margin, operations and growth, as well as other statements containing the words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "project," "should," "target," "will," or "would" or the negative of these terms or other and similar expressions are intended to identify forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make as a result of a variety of risks and uncertainties; including risks related to the novel coronavirus pandemic and the response to the pandemic; whether our cash resources will be sufficient to fund our continuing operations for the periods anticipated; risks related to our estimates and expectations regarding our revenue, gross margin, expenses, revenue growth and other results of operations, and the other risks and uncertainties described in the "Risk Factors" sections of our public filings with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent our views as of the date hereof. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof.

CONTACT:
Investor Relations
ir@conformis.com
(781) 374-5598

CONFORMIS, INC. AND SUBSIDIARIES
Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
	(unaudited)		(unaudited)
Revenue
Product	$14,157	$15,278	$57,825	$58,318
Royalty and licensing	3,263	146	4,225	41,542
Total revenue	17,420	15,424	62,050	99,860
Cost of revenue	10,265	9,476	38,837	34,179
Gross profit	7,155	5,948	23,213	65,681

Operating expenses
Sales and marketing	6,519	7,053	25,308	24,904
Research and development	3,227	4,053	15,340	14,791
General and administrative	4,209	8,232	28,843	28,994
Total operating expenses	13,955	19,338	69,491	68,689
Loss from operations	(6,800)	(13,390)	(46,278)	(3,008)

Other income and expenses
Interest income	10	20	53	97
Interest expense	(589)	(1,694)	(2,019)	(3,496)
Foreign currency exchange transaction income (loss)	3,679	(865)	(2,252)	(3,167)
Other income	—	—	—	7,252
Total other income (expenses)	3,100	(2,539)	(4,218)	686
Loss before income taxes	(3,700)	(15,929)	(50,496)	(2,322)
Income tax provision (benefit)	16	47	(23)	91

Net loss	$(3,716)	$(15,976)	$(50,473)	$(2,413)

Net loss per share
Basic and diluted*	$(0.51)	$(2.23)	$(6.99)	$(0.36)
Weighted average common shares outstanding
Basic and diluted*	7,249,372	7,151,248	7,219,368	6,668,530
*Adjusted for the 1-for-25 reverse stock split

CONFORMIS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31, 2022	December 31, 2021
Assets	(unaudited)
Current Assets
Cash and cash equivalents	$48,667	$100,556
Accounts receivable, net	9,773	9,079
Royalty and licensing receivable	134	280
Inventories	18,910	15,204
Prepaid expenses and other current assets	1,785	1,764
Total current assets	79,269	126,883
Property and equipment, net	8,154	10,268
Operating lease right-of-use assets	6,078	7,536
Other Assets
Restricted cash	462	562
Other long-term assets	85	92
Total assets	$94,048	$145,341

Liabilities and stockholder's equity
Current liabilities
Accounts payable	$4,163	$6,557
Accrued expenses	7,978	9,576
Operating lease liabilities	1,932	1,830
Total current liabilities	14,073	17,963
Other long-term liabilities	230	—
Long-term debt, less debt issuance costs	20,563	20,355
Operating lease liabilities	5,003	6,471
Total liabilities	39,869	44,789
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.00001 par value:
Authorized: 5,000,000 shares authorized at December 31, 2022 and December 31, 2021; no shares issued and outstanding as of December 31, 2022 and December 31, 2021	—	—
Common stock, $0.00001 par value:
Authorized: 20,000,000 shares authorized at December 31, 2022 and December 31, 2021; 7,502,462 and 7,441,668 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively*	—	2
Additional paid-in capital*	634,647	632,513
Accumulated deficit	(581,324)	(530,851)
Accumulated other comprehensive income (loss)	856	(1,112)
Total stockholders' equity	54,179	100,552
Total liabilities and stockholders' equity	$94,048	$145,341
*Adjusted for the 1-for-25 reverse stock split